UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2007

UTAH URANIUM CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

0-50915

(Commission File Number)

98-0343710

(I.R.S. Employer Identification Number)

Suite 1128, 789 West Pender Street

Vancouver, B.C. V6C 1H2 CANADA

(Address of principal executive offices, including zip code)

(604) 669-9330

(Registrant's telephone Number, including area code)

McNab Creek Gold Corp.

(Former Name of Registrant)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 10, 2007, the Company entered into a Purchase Agreement (the "Agreement") with Mr. Jeff Adams for the purchase of certain mining claims. Mr. Adams owns 50% interest in certain mining claims located in the state of Utah. Under the terms of the Agreement, Mr. Adams will transfer 100% of his interest to the Company in exchange for cash and shares of common stock as follows:

- $10,000 cash to be paid upon execution of the Agreement

- $40,000 cash to be paid by June 10, 2007

- 400,000 shares of common stock to be issued within 60 days of the date of the Agreement

- 200,000 shares of common stock to be issued by April 10, 2008.

A copy of the Agreement is attached hereto as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits

Section 9.01 Financial Statements and Exhibits

a) Financial Statements

None

b) Exhibits

10.1 Purchase Agreement with Jeff Adams Dated April 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTAH URANIUM CORP.

Per:   /s/ Peter Dickie

Peter Dickie

President and Director